EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Darden Restaurants, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-213992) on Form S-3 and (No. 333-207061, No. 333-207060, No. 333‑191490, No. 333‑178876, No. 333‑57410, No. 333‑105056, No. 333‑124363, No. 333‑122560, No. 333‑148260, No. 333‑146464, No. 333‑156557, No. 333‑169788) on Form S-8 of Darden Restaurants, Inc. of our reports dated July 20, 2018, with respect to the consolidated balance sheets of Darden Restaurants, Inc. as of May 27, 2018 and May 28, 2017, and the related consolidated statements of earnings, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended May 27, 2018, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of May 27, 2018, which reports appear in the May 27, 2018 annual report on Form 10‑K of Darden Restaurants, Inc.

/s/ KPMG LLP
Orlando, Florida
July 20, 2018